UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

TRYCERA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30872	33-0910363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Ave, Suite 850, Irvine, California 92612
(Address of Principal Executive Offices)

949-705-4480
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 21, 2016, the Company entered into Subscription Agreements with accredited investors who agreed to purchase One Hundred Thousand (100,000) shares of Restricted Common Stock at Two Dollars Twenty-Five Cents ($2.25) per share for a total purchase price of Two Hundred Twenty Five Thousand Dollars ($225,000).

The shares are to be issued in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

Item 3.02   Unregistered Sales of Equity Securities

On November 21, the Company issued One Hundred Thousand (100,000) shares of Restricted Common Stock to accredited investors who agreed to purchase these shares at a price of Two Dollars Twenty-Five Cents ($2.25) per share.

The shares will be issued in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRYCERA F1NANCIAL, INC.

Date: November 21, 2016	By:	/s/ Ray A Smith
Ray A Smith, Chief Executive Officer